                                                                 EXHIBIT 10.26



                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 17, 1997, is made by and among National Equipment Services, Inc., a Delaware corporation (the "Company"), James Horsley (the "Purchaser"), Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership ("GTCR"), Kevin Rodgers ("Rodgers"), Dennis O'Connor ("O'Connor") and Paul Ingersoll ("Ingersoll," and together with GTCR, Rodgers and O'Connor referred to herein as the "Existing Stockholders"). Except as otherwise indicated, capitalized terms used herein are defined in Section 9 hereof.

     WHEREAS, pursuant to an Asset Purchase Agreement, dated as of the date hereof (the "Acquisition Agreement"), by and among the Company, NES Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Acquisition Corp."), the Purchaser and Lone Star Rentals, Inc., a Texas corporation ("LSR"), Acquisition Corp. agreed to purchase, and LSR agreed to sell, substantially all of the assets of LSR (the "Acquisition").

     WHEREAS, the purchase and sale of stock contemplated by this Agreement will be consummated immediately following with the consummation of the Acquisition pursuant to the terms of the Acquisition Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Authorization of Stock. The Company will authorize the issuance and sale to the Purchaser of 485 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") at a purchase price of $1000.00 per share, and 1,500 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock") at a purchase price of $10.00 per share, each having the rights described in the Company's Certificate of Incorporation (as amended, the "Certificate of Incorporation"). The shares of Class A Common Stock and Class B Common Stock which are purchased by the Purchaser hereunder are collectively referred to herein as the "Shares."

     2. Purchase and Sale of Shares.

     (a) Initial Purchase and Sale. The Company will sell to the Purchaser, and, on the terms and subject to the conditions set forth herein, the Purchaser will purchase from the Company, 97 shares of Class A Common Stock and 300 shares of Class B Common Stock, at the purchase price per Share as set forth in
Section 1 above.




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     (b) The Initial Closing.  The initial closing of the sale and purchase of
Shares (the "Initial Closing") will take place on March 17, 1997, at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois, 60601 or such other place as the parties may agree. At the Initial Closing, the Company will deliver to the Purchaser certificates evidencing the 97 shares of Class A Common Stock and 300 shares of Class B Common Stock, issued in the name of the Purchaser, upon payment of the purchase price therefor by certified check or wire transfer of immediately available funds to the bank account designated by the Company.

     (c) Optional Purchase. The Purchaser may, at his sole discretion, within 120 days of the Initial Closing, elect to purchase up to 388 shares of Class A Common Stock and up to 1,200 shares of Class B Common Stock at a single closing (the "Second Closing") by delivering written notice of such election (the "Purchase Election Notice") which sets forth the number of shares of Class A Common Stock (the "Second Closing Class A Quantity") and the number of shares of Class B Common Stock (the "Second Closing Class B Quantity") which the Purchaser desires to purchase from the Company; provided that the ratio of the Second Closing Class A Quantity to the Second Closing Class B Quantity shall equal 97:300. At the Second Closing, the Company will sell to the Purchaser, and, on the terms and subject to the conditions set forth herein, the Purchaser will purchase from the Company, the Second Closing Class A Quantity of shares of Class A Common Stock and Second Closing Class B Quantity of shares of Class B Common Stock, at the purchase price per Share as set forth in Section 1 above.

     (d) The Second Closing. The Second Closing of the sale and purchase of Shares will take place, at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois, 60601 or such other place as the parties may agree on a date determined by the Company; provided that such date shall be more than ten (10) business days after the delivery of the Purchase Election Notice. At the Second Closing, the Company will deliver to the Purchaser certificates evidencing the Second Closing Class A Quantity of shares of Class A Common Stock and the Second Closing Class B Quantity of shares of Class B Common Stock, issued in the name of the Purchaser, upon payment of the purchase price therefor by certified check or wire transfer of immediately available funds to the bank account designated by the Company.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that as of the Initial Closing:

     (a) Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.


     (b) Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the



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availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally. The execution and delivery by the Company of this Agreement and the offering, sale and issuance of the Shares hereunder, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under,
(iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body (other than in connection with certain state and federal securities laws) pursuant to, the Certificate of Incorporation or the Company's bylaws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party.

     4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that as of the Initial Closing:

     (a) Authority, etc. The Purchaser has full power, authority and legal capacity to enter into this Agreement and to perform his obligations hereunder.

     (b) Authorization; No Breach.    This Agreement has been duly executed and
delivered by the Purchaser. This Agreement constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally. The execution and delivery by the Purchaser of this Agreement does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser's assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body (other than in connection with certain state and federal securities laws) pursuant to, any law, statute, rule, regulation, instrument, order, judgment or decree to which the Purchaser is subject or any agreement or instrument to which the Purchaser is a party.

     (c) Investment Representations. The Purchaser (a) understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) understands that the Shares are not transferable, (c) is acquiring the Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (d) is an "accredited investor" as defined in Rule 501(a) under the Securities Act, (e) acknowledges that it has been furnished with such financial and other information concerning the Company as it considers necessary in connection with its purchase of the Shares and evaluating the merits and the risks inherent in holding the Shares, (f) has carefully reviewed such information and is thoroughly familiar with the proposed business, operations, properties and financial condition of the the Company, (g) has discussed with representatives of the



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Company any questions it may have had with respect thereto has received certain information concerning the Company and (h) is able to bear the economic risk and lack of liquidity inherent in holding the Shares.


     5. Joinder. The Company, the Purchaser and the Existing Stockholders hereby agree that the Stockholders Agreement and the Registration Agreement are hereby amended by adding the Purchaser as a party thereto and as a Stockholder under the Stockholders Agreement. The Purchaser hereby agrees to be subject to all of the rights and obligations and to be bound by all of the terms and conditions set forth in the Stockholders Agreement and the Registration Agreement to the same extent as if the Purchaser were originally a party thereto. The Company and the Existing Stockholders hereby waive any and all requirements and/or breaches arising under the Stockholders Agreement, the Registration Agreement and any agreements mentioned therein resulting from the consummation of the transactions contemplated herein.

     6. Restrictions on Transfer of Shares. In addition to the restrictions on transfer set forth in the Stockholders Agreement, the holders of the Shares shall not sell, transfer, assign pledge or otherwise dispose of (a "Transfer") any interest in any of the Shares except pursuant to the following provisions:

     (a) Retention of Shares. Until the fifth anniversary of the date of this Agreement, each holder of Shares shall not Transfer any interest in any of the Shares, except for Exempt Transfers (as defined in Section 6(b) below).

     (b) Transfer of Shares. Subject to Section 6(a) above and to any other restrictions set forth in the Stockholders Agreement and the Acquisition Agreement, each holder of Shares shall not Transfer any interest in any of the Shares, except pursuant to (i) the provisions of Section 7 below or the provisions of Section 5 or 7 of the Stockholders Agreement ("Exempt Transfers") or (ii) the provisions of this Section 6; provided that in no event shall any Transfer of Shares pursuant to this Section 6 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time. Prior to making any Transfer other than an Exempt Transfer, each holder of Shares proposing to Transfer Shares (a "Selling Holder") will give written notice (the "Sale Notice") to the Company and GTCR. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number and class of Shares to be transferred and the terms and conditions of the proposed Transfer. The Selling Holder will not consummate any Transfer until 110 days after the Sale Notice has been given to the Company and to GTCR, unless the parties to the Transfer have been finally determined pursuant to this Section 6 prior to the expiration of such 110-day period (the date of the first to occur of such events is referred to herein as the "Authorization Date").


     (c) First Refusal Rights. The Company may elect to purchase all (but not less than all) of the Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Selling Holder and GTCR within 60 days after the Sale Notice has been given to the Company. If the Company has not elected to



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purchase all of the Shares to be Transferred, GTCR may elect to purchase all
(but not less than all) of the Shares to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to the Selling Holder within 90 days after the Sale Notice has been given to GTCR. If neither the Company nor GTCR elect to purchase all of the Shares specified in the Sale Notice, the Selling Holder may Transfer the Shares specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Shares not transferred within such 60-day period will be subject to the provisions of this
Section 6(c) upon subsequent Transfer. The Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by the Selling Holder to the Company.

     (d) Certain Permitted Transfers.  The restrictions contained in this
Section 6 will not apply with respect to transfers of Shares pursuant to applicable laws of descent and distribution; provided that such restrictions will continue to be applicable to the Shares after any such transfer and the transferees of such Shares have agreed in writing to be bound by the provisions of this Agreement.

     (e) Termination of Restrictions. The restrictions on the Transfer of Shares set forth in this Section 6 will continue with respect to each Share until the date on which such Share has been transferred in a transaction permitted by this Section 6 (except in a transaction contemplated by Section 6(d)); provided that in any event such restrictions will terminate on the first to occur of a Sale of the Company or a Public Offering.

     7. Repurchase of Shares.

     (a) In the event the Purchaser ceases to be employed by the Company or its subsidiaries for any reason (the "Termination"), the Shares (whether held by the Purchaser or one or more of the Purchaser's transferees, other than the Company, GTCR or an affiliate of the Company or GTCR) will be subject to repurchase by the Company and GTCR pursuant to the terms and conditions set forth in this Section 7 (the "Repurchase Option"). In the event of Termination, the purchase price for each Share will be the Fair Market Value for such share.

     (b) The Company's board of directors (the "Board") may elect to purchase all or any portion of the Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Shares within 90 days after the Termination. The Repurchase Notice will set forth the number of Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.


     (c) If for any reason the Company does not elect to purchase all of the Shares pursuant to the Repurchase Option, GTCR shall be entitled to exercise the Repurchase Option for the Shares the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination, the Company shall give written notice (the "Option Notice") to GTCR



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setting forth the number of Available Shares and the purchase price for the
Available Shares. GTCR may elect to purchase any or all of the Available Shares by giving written notice to the Company within one month after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the expiration of the one-month period set forth above, the Company shall notify each holder of Shares as to the number of Shares being purchased from such holder by GTCR (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Shares, the Company shall also deliver written notice to GTCR setting forth the number of shares GTCR is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

     (d) The closing of the purchase of the Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or GTCR will pay for the Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by the Purchaser or LSR to the Company. The Company and GTCR will be entitled to receive representations and warranties from the sellers as to their title to the Shares being sold and to require all sellers' signatures be guaranteed.

     (e) The right of the Company and GTCR to repurchase Shares pursuant to this Section 7 shall terminate upon the occurrence of a Public Offering.

     8. Legend. The certificates representing the Shares will bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF _______, 1997, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN RIGHTS OF FIRST REFUSAL AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY DATED AS OF MARCH 17, 1997. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."



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No holder of Shares may sell, transfer or dispose of any Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.


     9. Definitions.

     "Fair Market Value" of each Share means the value agreed upon by the holder thereof and the Board; provided that if the holder thereof and the Board are unable to agree upon such value, then the holder thereof and the Company will share the cost, on an equal basis, of a mutually acceptable business appraiser whose determination will be binding.

     "Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Public Offering" means the sale in an underwritten public offering registered under the Securities Act of 1933, as amended from time to time, of shares of the Company's capital stock approved by the Board.

     "Registration Agreement" means that certain Registration Agreement, dated as of June 4, 1996, among the Company and others, as the same may be amended or amended and restated from time to time.

     "Sale of the Company" means any transaction or series of transactions pursuant to which any person(s) or entity(ies) other than GTCR in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Stockholders Agreement" means that certain Stockholders Agreement, dated as of June 4, 1996, among the Company and others, as the same may be amended or amended and restated from time to time.

     10. Miscellaneous.



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     (a) Remedies.  The holders of Shares acquired hereunder (directly or indirectly) will have all of the rights and remedies set forth in this Agreement, and all of the rights and remedies which such holders have been granted at any time under any other agreement or contract, and all of the rights and remedies which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.


     (b) Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision hereof will be effective against the Company or the Purchaser unless such modification, amendment or waiver is approved in writing by each of the Company and the Purchaser. The failure of any party to enforce any provision of this Agreement or under any agreement contemplated hereby or under the Company's certificate of incorporation or bylaws will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement, any agreement referred to herein, the Company's certificate of incorporation or bylaws in accordance with their terms.

     (c) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by the Company or the Purchaser or on any of their behalves.

     (d) Successors and Assigns.

           (i) Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a holder of Shares are also for the benefit of and enforceable by any subsequent holder of the Purchaser's Shares.

           (ii) If a sale, transfer, assignment or other disposition of any Shares is made in accordance with the provisions of this Agreement to any Person, such Person shall, at or prior to the time such securities are acquired, execute a counterpart of this Agreement with such modifications thereto as may be necessary to reflect such acquisition, and such other documents as are necessary to confirm such Person's agreement to become a party to, and to be bound by, all covenants, terms and conditions of this Agreement, the Stockholders Agreement and the Registration Agreement, each as theretofore amended.

     (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or



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unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

     (f) Counterparts. This Agreement may be executed simultaneously in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (h) Governing Law. The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the Company and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     (i) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or received by certified mail, return receipt requested, or sent by guaranteed overnight courier service. Notices, demands and communications will be sent to parties hereto at the addresses indicated below:

     Notices to the Company:
     ----------------------

     National Equipment Services, Inc.
     6100 Sears Tower
     Chicago, Illinois  60606
     Attention: Chief Executive Officer

     with a copy to:
     --------------

     Kirkland and Ellis
     200 E. Randolph Drive
     Chicago, Illinois  60601
     Attention: Sanford E. Perl

     Notices to the Purchaser:
     ------------------------

     James Horsley
     18107 Colonial Forest Circle
     Spring, TX  77379




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     with a copy to:
     --------------

     Michael R. Carr
     902 Main
     Humble, TX  77338


or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

                         *    *    *    *    *





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     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase
Agreement on the day and year first above written.


                                    NATIONAL EQUIPMENT SERVICES, INC.


                                    By:  /s/ Kevin P. Rodgers
                                         ------------------------
                                    Its: President
                                         ------------------------



                                    /s/ James E. Horsley
                                    -----------------------------
                                    JAMES HORSLEY


                                    GOLDER, THOMA, CRESSEY, RAUNER
                                    FUND V, L.P.

                                    By:  GTCR V, L.P.
                                    Its: General Partner

                                    By:  Golder, Thoma, Cressey, Rauner, Inc.
                                    Its: General Partner

                                    By:  /s/ Carl D. Thoma
                                    -----------------------------
                                    Its: Principal


                                    /s/ Kevin Rodgers
                                    -----------------------------
                                    KEVIN RODGERS


                                    /s/ Dennis O'Connor
                                    -----------------------------
                                    DENNIS O'CONNOR


                                    /s/ Paul R. Ingersoll
                                    -----------------------------
                                    PAUL INGERSOLL